Exhibit 10.2

EXCLUSIVE

LICENSE AND DISTRIBUTION AGREEMENT

Agreement (“Agreement”) dated this 13th day of July 2011, by and between Plant Sorb LLC (d/b/a Sorbco), a New York limited liability company with a principal place of business at 226-10 Jamaica Ave., Floral Park, New York 11001 (“Sorbco”) and Vanity Events Holding, Inc., a Delaware corporation with a principal place of business at 110 Front Street, Brookings, South Dakota 57006 (“Vanity”)

W I T N E S S E T H:

WHEREAS, Sorbco manufactures and distributes consumer products under the trade name “Sorbco,”; and

WHEREAS, Vanity desires to act as the exclusive distributor of the Sorbco Products in the Territory for a period of one year; and

WHEREAS, Sorbco is willing to grant Vanity the exclusive rights to purchase Sorbco Products in the Territory, and to market and sell products in the Territory; and

WHEREAS, Vanity is willing to accept such rights, on and subject to the terms of this Agreement;

WHEREFORE, the parties do hereby agree as follows:

1. Definitions.  As used in this Agreement, the following terms shall have the meanings hereinafter set forth:

(a) “Sorbco Products” shall mean the Plant Sorb, Tree Sorb and Plant Sorb for Poinsettias, and associated products developed by Sorbco, either by itself or together with one or more of its designees.

(b) “Affiliate” shall mean a Person who controls, is controlled by or is under common control with, another Person, including a director or executive officer of such Person.  The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

(c) “Confidential Information” shall mean all information of a confidential nature in any form concerning the Sorbco Products.

(d) “Extension Term” shall mean any monthly period following the Initial Term for which this Agreement and the License granted hereby shall continue in effect as provided in Section 9(a) of this Agreement.

(e)  “Initial Term” shall have the meaning set forth in Section 8(a) of this Agreement.

(f)  “License” shall mean the right granted pursuant to Section 2(a) of this Agreement.

(g)  “Person” shall include any individual, corporation, partnership, limited liability company, business trust, governmental body or agency, or any other entity.

(h)  “Term” shall mean the Initial Term and all Extension Terms.

(i) “Territory” shall mean Worldwide excluding existing relationships as defined in Exhibit C.

2. Grant of License.

(a) Sorbco hereby grants Vanity the non-exclusive right and license (the “License”) to:

(i) Market, sell, distribute and otherwise deal in commerce with Sorbco Products in the Territory through any media, whether presently existing or hereafter developed;

(ii) Use the Sorbco’s trademark pursuant to the trademark license granted in Section 4 of this Agreement.

(b) In furtherance of the grant of the License:

(i) Vanity may, with the consent of Sorbco, establish a distribution network, within the Territory, and may sell, market or otherwise deal in commerce with, Sorbco Products through distributors.

(ii) Vanity may grant a sublicense of the Sorbco trademark to Vanity’s distributors, with the consent of Sorbco, to the extent Vanity deems it necessary to enable its distributors to market, sell and otherwise deal in commerce with, the Sorbco Products.

3. Purchase and Sale of Sorbco Products by Unit.

(a) Vanity shall place purchase orders for Sorbco Products with Sorbco as they receive such orders.  Sorbco will drop ship in accordance with Vanity’s instructions and with product costs attached as Exhibit A to this Agreement.  Sorbco shall use its reasonable commercial efforts to deliver Sorbco Products in accordance with the delivery instructions provided by Vanity by the delivery date set forth in the purchase order, and Sorbco shall promptly notify Vanity if it is unable to meet the delivery schedule set forth in Vanity’s purchase order.

(b) All prices for Sorbco Products are FOB Floral Park, New York.  Sorbco shall ship Sorbco Products in accordance with any commercially reasonable delivery and shipment terms requested by Vanity.

(c) Sorbco’s prices and fees in Exhibit A do not include shipping and handling costs or other fees or costs which Sorbco may be required to pay upon the delivery of the Sorbco Products.

(d) Sorbco shall invoice Vanity on the first of each month for all purchase orders placed for Sorbco Products.  Any such invoice shall include any such additional costs incurred by Sorbco as set forth under Section 3(c) hereunder.

(e) Vanity shall pay any invoice provided by Sorbco in U.S. dollars, as directed by Sorbco, no later than 15 days after receipt of such invoice.

(f) Notwithstanding Vanity’s use of its standard form of purchase order for ordering or scheduling delivery of Sorbco Products or Sorbco’s use of its standard form of acceptance of a purchase order, the terms and conditions of this Agreement shall control as to a particular order unless otherwise agreed to in writing by the parties.  Nothing in any such form shall be deemed or construed as amending or modifying the terms of this Agreement and, in the event of any conflict between this Agreement and any purchase or delivery order issued pursuant to this Agreement, the terms of this Agreement shall control.

4. Purchase and Sale of Sorbco Products by Container

(a) Vanity or its assignee shall place purchase orders for containers of Sorbco products as they receive such orders.  Associated product costs for container pickups FOB China, Shanghai are set forth in Exhibit B.

(b) Vanity or its assignee will work in conjunction with Sorbco’s Manufacturer in the same manner in which Sorbco itself deals with Manufacturer.  Vanity or its assignee must agree to any new manufacturing relationship and will make the final decision as to what factory is used based on price, relationships to strike the best deal between the parties, and the factory relationship, all being factors.

(c) Vanity or its assignee shall bear all manufacturing and product costs.

(d) Vanity or its assignee shall pay commissions, royalties, on a quarterly basis.

(e) Sorbco and Vanity agree to readdress section 4 to potentially equitably correct unforeseeable consequences that inure unfairly to one party and are not contemplated by this section.

5. Trademarks.

(a) Sorbco Products shall be marketed, distributed, sold or delivered by Vanity and its distributors and dealers only under such trade names, trademarks and trade dress as shall be designated by Sorbco.

(b) In connection with the use of the Sorbco name and trademark pursuant to Section 4(a) of this Agreement, Vanity shall display the trademarks only in advertising, promotional material or product label that bear the Sorbcos name and trademarks in such form and style and with such notice of registration, as may be approved by Sorbco.  Sorbco will be deemed to have approved any proposed advertising, promotional material or product name or label if Vanity submits specimens thereof to Sorbco for review together with complete particulars about the proposed use thereof, and Vanity provides any additional information reasonably requested by Sorbco concerning such proposed use, and Sorbco does not notify Vanity of its disapproval within ten (10) days after Vanity submits such material to Sorbco (extended as necessary to permit Sorbco the same length of time to evaluate any such additional information requested by Sorbco).

6. Confidentiality.

(a) Vanity agrees that it will not, during or after the Term, develop, use or disclose, for its own account or for, with or on behalf of others, whether as a work for hire or otherwise, any Confidential Information, subject to Section 13(e) of this Agreement.

(b) Information or material shall not be considered to be confidential and subject to the restrictions contained in Section 5(a) of this Agreement if Vanity can demonstrate by documentary evidence that such information or material:

(i)  Was in the lawful possession of Vanity without any confidentiality restrictions;

(ii)  Is or became public knowledge other than as a result of a violation of an obligation of confidentiality;

(iii)  Was furnished to Vanity by a Person who either (x) was not under an obligation of confidentiality to Sorbco or (y) did not, directly or indirectly, acquire or obtain such information or material from a Person who was under an obligation of confidentiality to Sorbco

(c) In the event that any Confidential Information is required to be produced by Vanity pursuant to legal process, Vanity shall give Sorbco notice of such legal process within a reasonable time, but not later than ten (10) business days prior to the date such disclosure is to be made, unless Vanity has received less notice, in which event Vanity shall immediately notify Sorbco.  Sorbco shall have the right to object to any such disclosure, and if Sorbco objects (at Awearable’s cost and expense) in a timely manner so that Vanity is not subject to penalties for failure to make such disclosure, Vanity shall not make any disclosure until there has been a court determination on Awearable’s objections.

(d) The provisions of this Section 5 shall survive any termination of this Agreement.

7. Representations and Warranties.

(a) Each of Sorbco and Vanity represents and warrants that it has the full corporate power an authority to enter into and perform its obligations under this Agreement, that the execution, delivery and performance of this Agreement will not be in violation of any other agreement, commitment or understanding to which it is a party and that this Agreement constitutes the valid and binding agreement of such party enforceable in accordance with its terms.

(b) Sorbco has the right to grant the License to Vanity.

8. LIMITATION OF LIABILITY.

(a) EXCEPT FOR THE OBLIGATIONS OF SORBCO AND VANITY WITH RESPECT TO CLAIMS BASED ON THE INFRINGEMENT AS PROVIDED IN SECTION 6 OF THIS AGREEMENT, NEITHER SORBCO NOR VANITY MAKES ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE AS TO THE PERFORMANCE OF ANY SORBCOS PRODUCT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED BY EACH PARTY AND WAIVED BY THE OTHER PARTY.

(b) IN NO EVENT SHALL EITHER SORBCO, VANITY OR THEIR RESPECTIVE AGENTS, SUBCONTRACTORS OR EMPLOYEES OR OF THEIR RESPECTIVE LICENSORS OR SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL  DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE OR DATA OR COST OF SUBSTITUTE GOODS INCURRED BY THE OTHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT, BREACH OF WARRANTY OR TORT (INCLUDING NEGLIGENCE AND PRODUCT LIABILITY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, RESULTING FROM ANY BREACH OF THIS AGREEMENT BY SORBCO OR VANITY.  THE FOREGOING LIMITATIONS SHALL APPLY REGARDLESS OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9. Term and Termination.

(a) This Agreement shall have an initial term (the “Initial Term”) commencing on the date of this Agreement and ending on July 13, 2012, and shall renew for the same successive terms thereafter unless terminated by either party for cause.  For purposes of this section, “cause” shall be defined as Vanity not exceeding a threshold of five hundred thousand dollars ($500,000.00) of retail revenues through sales of Sorbco products in its Initial Term.  Each extension is referred to as an “Extension Term.”

(b) Either party may terminate this Agreement by written notice to the other party if any of the following shall occur:

(i) If the other party fails or becomes unable to observe or perform any of its material obligations under this Agreement and such default or inability is not cured within twenty (20) days after notice of the same.

(ii) If the other party makes an assignment for the benefit of creditors; is adjudicated bankrupt or insolvent; petitions or applies to any tribunal for the appointment of a trustee or receiver for such party for any substantial part of its assets; commences any proceedings seeking to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; consents to or approves or, by any conduct or action acquiesces in or to any such petition or application filed, or any such proceedings commenced against it by any other person; or failing to remove an order entered appointing any such trustee or receiver or approving the petition in any such proceedings or decreeing its dissolution or liquidation within ninety (90) days after such order is entered.

(c) Within thirty (30) days after termination of this Agreement, Vanity shall make all payments due Sorbco pursuant to this Agreement which are unpaid on the date of termination.

10. Independent Contractors.  In all matters relating to this Agreement, Sorbco and Vanity shall act as independent contractors, neither shall be the employee, joint venturer, partner or agent of the other, and each shall assume any and all liability for its own acts.

11. Force Majeure.

(a) No party shall be liable for the failure to perform its obligations (other than the payment of money) pursuant to this Agreement when such failure is due to an excusable event, as hereinafter defined.  Upon the happening of an excusable event, the party affected by the excusable event shall notify the other party and the affected party’s obligations shall be deferred until a reasonable period of time subsequent to the excusable event.

(b) An “excusable event” shall include, without limitation, acts of God, strikes, lockouts or other acts of industrial disturbance, acts of public enemies, death or incapacitating illness affecting key personnel, orders of any kind of federal, state, provincial or local government or government subdivision or officials or civil or military authorities, insurrections, war, civil uprisings, riots, fire, hurricanes, tornados, storms, floods, washouts, blackouts or other power failure, droughts, restraints of governments and individuals, civil disturbances, explosions, breakages or accidents to machinery, transmission pipes or cables, partial or entire failure of utilities or communications networks, or any other cause or event not reasonably within the control of the party claiming the inability to perform.

12. Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested.  Notices shall be deemed to have been received on the date of delivery or attempted delivery; provided that notice by telecopier shall only be deemed given if receipt is acknowledged or if confirmation of the telecopy is sent in another manner provided in this Section 12. Any party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

13. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent.  This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver.  It is acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.  No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other rights.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state without regard to principles of conflicts of law.  Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any federal or state court in New York, New York, Borough of Manhattan, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to his or its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid court and (iii) agrees that any action against such party may be commenced by service of process by any method set forth in Section 11 of this Agreement other than by telecopier.

(c) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective successors and assigns; provided, however, that neither party may assign this Agreement or its rights or obligations under this Agreement without the prior written consent of the other party; except that Sorbco may assign this agreement in connection with a merger or a sale of substantially all of its business.

(d) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(e) Each party shall, without payment of any additional consideration by any other party, at any time on or after the execution of this Agreement take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned have hereunto set their hands and seals the day and date first above written.

PLANT SORB LLC

By:	/s/ Charles Rick
Name: Charles Rick
Title: Managing Member

VANITY EVENTS HOLDING, INC.

By:	/s/ Lloyd Lapidus
Name: Lloyd Lapidus
Title: Interim Chief Executive Officer

EXHIBIT A

Vanity Acquisition Prices

EXHIBIT B

Vanity Acquisition Prices

EXHIBIT C